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                                                                    EXHIBIT 4.11

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

      INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of January 18, 2002 (this "Agreement"), among e.Digital Corporation, a Delaware corporation ("Parent"), e.Digital Corporation, a California corporation ("Subsidiary" and, each of Subsidiary and Parent are a "Debtor" and Subsidiary and Parent are, collectively, the "Debtors"), and Immanuel Kant International Limited, its endorsees, transferees and assigns (the "Secured Party").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the 5% Secured Promissory Note of the Parent, dated the date of this Agreement, issued in the original principal amount of $1,200,000 to the Secured Party (the "Note"), the Secured Party has agreed to extend the loan to Parent evidenced by the Note; and

      WHEREAS, in order to induce the Secured Party to extend the loan evidenced by the Note, the Debtors have agreed to execute and deliver to the Secured Party this Agreement and to grant Secured Party a first priority security interest in certain property of the Debtors to secure the prompt payment, performance and discharge in full of all of Parent's obligations under the Note.

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

            (a) "Collateral" means all of the Debtors' respective right, title and interest in and to all of Trademarks, Patents, Copyrights, and other general intangible property of the Debtors, all trade secrets, intellectual property rights in computer software and computer software products, design rights which may be available to the Debtors, rights to proceeds arising from any and all claims for damages by way of past, present and future infringement of any Collateral with the right but not the obligation to sue on behalf of and collect such damages for said use or infringement, licenses to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights. The term "Collateral" shall include all of the foregoing items, whether presently owned or existing or hereafter acquired or coming into existence, all additions and accessions thereto, all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including without limitation all proceeds from the licensing or sale or other transfer of Collateral and of insurance covering the same and of any tort claims in connection therewith.

            (b) "Copyrights" means any and all copyrights, copyright applications, copyright registration and like protections in each work or authorship and derivative work thereof that is created by either Debtor, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including, without limitation, those set forth on Exhibit A attached hereto.

            (c) "Obligations" means all of the Debtors' respective obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended,



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supplemented, converted, extended or modified from time to time.

            (d) "Patents" means all of each Debtors' patents, patent applications, letters patent and like protections of the United States or any other country, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, and including, without limitation, those set forth on Exhibit B attached hereto.

            (e) "Trademarks" means any trademark, service mark right, whether or not registered, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Debtors connected with or symbolized by such trademarks, including, without limitation, those set forth on Exhibit C attached hereto.

            (f) "UCC" means the Uniform Commercial Code and or any other applicable law of any jurisdiction (including, without limitation, the state of California) as to any Collateral located therein.

      2. Grant of Security Interest. As an inducement for the Secured Party to extend the loan as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing first priority security interest in, a first lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to the Collateral (the "Security Interest").

      3. Representations, Warranties, Covenants and Agreements of the Debtors. The Debtors jointly and severally represent and warrant to, and covenant and agree with, the Secured Party as follows:

            (a) The Debtors have the requisite corporate power and authority to enter into this Agreement and otherwise to carry out their obligations thereunder. The execution, delivery and performance by the Debtors of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtors and no further action is required by the Debtors.

            (b) Except for the indebtedness and subordinated liens of the holders of the Parent's 12% Secured Promissory Notes due December 31, 2002 in the principal amount of $1,000,000, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by the Debtors in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, neither Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

            (c) Exhibit A sets forth a true and complete list of all Copyrights in existence as of the date of this Agreement. Exhibit B sets forth a true and complete list of all Patents that have been filed as of the date of this Agreement. Exhibit C sets forth a true and complete list of all Trademarks filed as of the date of this Agreement. The Debtors shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party in writing of any change in the composition of the Collateral, including, without limitation, any subsequent ownership rights of the Debtors in or to any Copyright, Patent or Trademark.

            (d) Each of the Patents, Trademarks and Copyrights is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any of the Patents, Trademarks or Copyrights or the Debtors' use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtors' claim of ownership rights in or exclusive rights to use the Collateral in any



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jurisdiction or to the Debtors' right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtors, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

            (e) The Debtors shall at all times maintain their respective books of account and records relating to the Collateral at their principal place of business and may not relocate such books of account and records unless they deliver to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party a valid, perfected and continuing first priority liens in the Collateral. The principal place of business of the Debtors is located at the address set forth in the introduction to this Agreement.

            (f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, including the Collateral listed on the Exhibits hereto, securing the payment and performance of the Obligations, and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for (x) the filing of this Agreement with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the filing of this Agreement with the United States Copyrights Office with respect to the Copyrights, and (y) the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated in Schedule A, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Debtors of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Debtors or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder. The Debtors acknowledge and agree that a copy of this Agreement (or instruments executed and delivered pursuant hereto) will be filed and recorded with each of the United States Patent and Trademark Office and the United States Copyrights Office with respect to the Patents, Trademarks and Copyrights that are now or hereafter in existence.

            (g) On the date of execution of this Agreement, the Debtors will deliver to the Secured Party: (i) one or more executed financing statements under the UCC with respect to the Security Interest for filing with the jurisdictions indicated on Schedule A, attached hereto and in such other jurisdictions as may be requested by the Secured Party and (ii) one or more executed recordation sheets relating to the filing and recording of this Agreement with each of the United States Patent and Trademark Office and the United States Copyrights Office with respect to the Patents, Trademarks and Copyrights that are now in existence.

            (h) The execution, delivery and performance of this Agreement by the Debtors does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Debtor's debt or otherwise) or other understanding to which either Debtor is a party or by which any property or asset of the Debtors is bound or affected. No consent (including, without limitation, from stock holders or creditors of a Debtor) is required for the Debtors to enter into and perform its obligations hereunder.

            (i) The Debtors shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to
Section 11 hereof. The Debtors hereby agree to defend the same against any and all persons. The Debtors shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Debtors will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtors shall pay all fees, taxes and other



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amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Debtors shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

            (j) The Debtors will not allow any Collateral to be abandoned, forfeited or dedicated to the public without the prior written consent of the Secured Party. The Debtors will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Debtors in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

            (k) The Debtors shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party's security interest therein.

            (l) The Debtor's shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

            (m) The Debtor's shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

            (n) The Debtors shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by a Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

            (o) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Debtors with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

            (p) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

            (q) A Debtor will not change its name, FEIN, corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Party of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the first priority Security Interest granted and evidenced by this Agreement and the Note as to the Collateral.

            (r) A Debtor may not consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party which shall not be unreasonably withheld.

            (s) A Debtor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the first priority Security Interest granted and evidenced by this Agreement and the Note as to the Collateral.

            (v)   Parent owns 100% of the capital stock of Subsidiary.

      4.    Defaults. The following events shall be "Events of Default":



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            (a)   The occurrence of an Event of Default (as defined in the Note)
under the Note;

            (b) Any representation or warranty of a Debtor in this Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

            (c) The failure by a Debtor to observe or perform any of its obligations hereunder or in the Intellectual Property Security Agreement for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of the Secured Party;

            (d) A Debtor shall prepay, redeem, defease, purchase, or otherwise acquire any of its or its subsidiaries' indebtedness, other than permitted prepayments under the Note;

            (e) A Debtor shall make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of its capital stock, of any class, whether now or hereafter outstanding;

            (f) Parent shall modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of its accounting records;

            (g) If a judgment or other claim becomes a lien or encumbrance upon any material portion of a Debtor's assets; and

            (h) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Debtor, or a proceeding shall be commenced by a Debtor, or by any governmental authority having jurisdiction over a Debtor, seeking to establish the invalidity or unenforceability thereof, or a Debtor shall deny that a Debtor has any liability or obligation purported to be created under this Agreement.

      5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Debtors shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

      6. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Party shall have the following rights and powers:

            (a) The Secured Party shall have the right to take possession of all tangible manifestations or embodiments of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at a Debtor's premises or elsewhere.

            (b) The Secured Party shall have the right to operate their respective businesses of the Debtors using the Collateral and shall have the right to assign, sell or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without



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(except as shall be required by applicable statute and cannot be waived)
advertisement or demand upon or notice to the Debtors or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtors, which are hereby waived and released.

            (c) The Secured Party may license or, to the same extent the Debtors are permitted by law and contract to do so, sublicense, whether or an exclusive or non-exclusive basis, any of the Collateral throughout the world for such term, on such conditions and in such manner as the Secured Party shall, in its sole discretion, determine.

            (d) The Secured Party may (without assuming any obligations or liabilities thereunder), at any time, enforce (and shall have the exclusive right to enforce) against licensee or sublicensee all rights and remedies of the Debtors in, to and under any license agreement with respect to such Collateral, and take or refrain from taking any action thereunder.

            (e) The Secured Party may, in order to implement the assignment, license, sale or other disposition of any of the Collateral pursuant to this Section, pursuant to the authority provided for in Section 11, execute and deliver on behalf of the Debtors one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Party may determine advisable.

      7. Applications of Proceeds; Expenses. (a) The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Debtors will be jointly and severally liable for the deficiency, together with interest thereon, at the rate of 10% per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Debtors waive all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

            (b) The Debtors agree to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtors will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate. The Debtors shall be jointly and severally liable to Secured Party for all costs and expenses due or owing under or in accordance with this Agreement.

      8. Responsibility for Collateral. The Debtors jointly and severally assume all liabilities and responsibility in connection with all Collateral, and the obligations of a Debtor hereunder or under the Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its



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unavailability for any reason.

      9. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Debtors expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Debtors' respective obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

      10. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Debtors, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

      11. Power of Attorney; Further Assurances. (a) Each Debtor authorizes the Secured Party, and does hereby make, constitute and appoint Secured Party and its respective officers, agents, successors or assigns with full power of substitution, as the Debtors' true and lawful attorney-in-fact, with power, in the name of the Secured Party or a Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the expense of the Debtors, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as a Debtor might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

            (b) On a continuing basis, the Debtors will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation,



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

the jurisdictions indicated on Schedule A, attached hereto, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the United States Copyrights Office, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a first priority security interest in all the Collateral.

            (c) The Debtors hereby irrevocably appoint the Secured Party as the Debtors' attorney-in-fact, with full authority in the place and stead of the Debtors and in the name of the Debtors, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                  (i) To modify, in its sole discretion, this Agreement without first obtaining the Debtors' approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by the Debtors after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which the Debtors no longer has or claims any right, title or interest; and

                  (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Debtors where permitted by law.

      12. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to either Debtor:                   e.Digital Corporation
                                       13114 Evening Creek Drive South,
                                       San Diego, California 92128
                                       Facsimile No.: (858) 748-6894
                                       Attn: Ran Furman, Chief Financial Officer

With copies to:                        Higham, McConnell & Dunning LLP
                                       28202 Cabot Road, Suite 450
                                       Laguna Niguel, CA 92677-1250
                                       Facsimile: (949) 365-5522
                                       Attn: Curt C.  Barwick, Esq.

If to Secured Party:                   Immanuel Kant International Limited
                                       c/o Beacon Capital Management
                                       Harbor House, 2nd Floor
                                       Waterfront Drive
                                       Roadtown, Tortola
                                       British Virgin Islands
                                       Attn: David Sims

With copies to:                        Robinson Silverman Pearce Aronsohn &
                                         Berman LLP
                                       1290 Avenue of the Americas
                                       New York, NY 10104

                                       Facsimile No.: (212) 541-1432 and
                                                      (212) 541-4630
                                       Attn: Eric L.  Cohen, Esq.

      13. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

      14.   Miscellaneous.

            (a) No course of dealing between the Debtors and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

            (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

            (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

            (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

            (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

            (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

            (h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

            (i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.



                              * * * * * * * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

e.DIGITAL CORPORATION

By:___________________________________
Name:
Title:



E.DIGITAL CORPORATION

By:___________________________________
Name:
Title:



IMMANUEL KANT INTERNATIONAL LIMITED

By:___________________________________
Name:
Title:

                                    EXHIBIT A

                                   COPYRIGHTS

      Description                                  Registration      Registration
                                                      Number             Date
---------------------------------------------------------------------------------


                                    EXHIBIT B

                                     PATENTS

      Description                                  Registration      Registration
                                                      Number             Date
---------------------------------------------------------------------------------
1.    Flash Memory File System
      in a Handheld Record and Playback Device.     5,839,108         11/17/1998

2.    Method for Recording Voice Messages
      on Flash Memory in a Hand Held Recorder       5,742,737          4/21/1998

3.    Operating System including improved file
      management for use in devices utilizing
      flash memory as main memory                   5,787,445          7/28/1998

4.    Handheld Record and playback
      device with Flash Memory                      5,491,774          2/13/1996

5.    Method for Editing in Hand Held Recorder      5,842,170         11/24/1998

                                    EXHIBIT C

                                   TRADEMARKS

      Description                                  Registration      Registration
                                                      Number             Date
---------------------------------------------------------------------------------
1.    Flashback                                  1,912,361            8/15/1995
2.    Soundclip                                  1,914,141            8/22/1995
3.    MXP                                        serial #76/306,604   8/29/2001
4.    Renegade                                   serial #76/306,605   8/29/2001
5.    3GO                                        serial #76/306,603   8/29/2001
6.    RENEGADE                                   serial #76/306,605   8/29/2001
7.    Smart Solutions for a Digital World        serial #76/275,478   6/21/2001
8.    Powered by e.Digital                       serial #76/210,265   2/14/2001
9.    e.Digital; European Community Trademark    1275114              6/13/2001
10.   Music Explorer                             serial #76/338,113   12/13/2001
11.   VoiceNav                                   serial #76/288,067   7/19/2001